EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  James W. McCarty, Jr.
          Vice President and Chief Financial Officer
          540-955-2510
          jmccarty@bankofclarke.com

        EAGLE FINANCIAL SERVICES, INC. ANNOUNCES FIRST QUARTER EARNINGS
                             AND QUARTERLY DIVIDEND

     Berryville, Virginia: EAGLE FINANCIAL SERVICES, INC., the holding company for Bank of Clarke County, Bank of Clarke County Trust Department and Eagle Investment Services, announces a dividend of $0.18 per share to shareholders of record on May 1, 2003. This dividend is payable on May 15, 2003.

     This dividend represents a $0.02 increase over the May 15, 2002 dividend, an increase of 12.5%.

     Net income for the 1st quarter 2003 was $913,291, compared to $769,750 for 1st quarter 2002, an increase of 18.6%.

     1st quarter earnings per share is $0.62, an increase of 17% over 1st quarter 2002 earnings per share of $0.53.

     Eagle Financial Services, Inc. currently has assets totaling $306.1 million.